SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:    April 22, 2005

TOPPAN PHOTOMASKS, INC.

(Exact name of registrant as specified in its charter)

000-20839
(Commission File Number)

Delaware		74-2238819
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD.
ROUND ROCK, TEXAS  78664

(Address of principal executive offices, with zip code)

(512) 310-6500

Registrant’s telephone number, including area code

DUPONT PHOTOMASKS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Closing

As previously disclosed, on October 5, 2004, DuPont Photomasks, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Toppan Printing Co., Ltd. (“Toppan”) and Toppan Corporation, a wholly owned subsidiary of Toppan (“Merger Sub”) pursuant to which Merger Sub would merge with and into the Company (the “Merger”).

On April 22, 2005, the Merger was completed, and as a result, Merger Sub merged with and into the Company (the “Merger”), the Company has become a wholly owned subsidiary of Toppan, named Toppan Photomasks, Inc., and its common stock has been delisted from the Nasdaq National Market.  The Company will continue as a Delaware corporation, and the Company’s headquarters will continue to be located in Round Rock, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT PHOTOMASKS, INC.

Date: April 22, 2005	/s/ James W. Boeckman
James W. Boeckman
Executive Vice President, General Counsel and Secretary